Exhibit 3.3



                                    BYLAWS OF

                           LOCAL FINANCIAL CORPORATION
                     (hereinafter called the "Corporation")


                                    ARTICLE I
                                     OFFICES

      Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

      Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      Section 1. Place of Meetings. Meetings of stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual Meetings. The annual meetings of stockholders shall be held at such place, date and hour as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting, except as otherwise required by law. The notice shall also set forth the purpose or purposes for which the meeting is called.


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      Section 3. Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the director of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days or more than 90 days prior to the meeting; provided however, that in the event that less than 60 days notice of the date of the meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business and (e) the same information required by clauses (b), (c) and (d) above with respect to any other stockholder that, to the knowledge of the stockholder proposing such business, supports such proposal. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3. the chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this Section 3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      Section 4. Special Meetings. Special Meetings of stockholders for any purpose may be called only as provided in the Certificate of Incorporation. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given, except as otherwise required by law, not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

      Section 5. Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.


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      Section 6. Voting. Except as otherwise required by law, the Certificate of
Incorporation or these bylaws, any matter brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of the votes cast on the matter. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of common stock entitled to vote thereat held by such stockholder and such number of votes, including multiple or fractional votes, as may be provided by resolution of the board of directors for each share of serial preferred stock entitled to vote thereat held by such stockholder. The board of directors, in its discretion, may require that any votes cast at such meeting shall be cast by written ballot.

      Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

      Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by section 7 of this Article II or to vote in person or by proxy at any meeting of stockholders.

      Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact. Proxies solicited on behalf of the board of directors shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

     Section 10. Voting of Shares in the Name of Two or More Persons. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) if only one votes, his act binds all; (2) if more than one vote, the act of the majority so voting binds all; (3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this subsection shall be a majority or even-split in interest.


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      Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

    A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

    Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, and on the request of not less than ten percent of the votes represented at the meeting shall, make such appointments at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or by the chairman of the board or the president.


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    Unless otherwise prescribed law, the duties of such inspectors shall include: determining the number of shares of stock entitled to vote, the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or the vote with fairness to all stockholders.

     Section 13. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules prescribed by the presiding officer of the meeting, unless otherwise prescribed by law or these bylaws. The board of directors shall designate, when present, either the chairman of the board or the president to preside at such meetings.

     Section 14. Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be given by all stockholders entitled to vote with respect to the action.


                                   ARTICLE III
                                    DIRECTORS

      Section 1. Number and Directors. The number of directors shall be four. Directors need not be residents of the State of Delaware. Directors shall be elected only by stockholders at annual meetings of stockholders, except as provided in Section 2 of this Article III in the case of vacancies and newly created directorships. Each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation or removal.

      Section 2. Classes; Terms of Office; Vacancies. The board of directors shall divide the directors into three classes; and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, further, that no decrease in the number of directors shall affect the term of any director then in office. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified.


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      Section 3. Duties and Powers. The business of the Corporation shall be managed by, or under the direction of, the board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not be statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders. The board of directors shall annually elect a chairman of the board from among its members who, when present, shall preside at its meetings.

      Section 4. Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The annual regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the stockholders. Additional regular meetings of the board of directors shall be held at least quarterly, and may be held without notice at such time and at such place as may from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman of the board, the president or a majority of directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, or by telephone or telegram on 24 hours' notice.

      Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws, at all meetings of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 6. Actions Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all the members of the board of directors or committee, as the case may be, with the minutes of proceedings of the board of directors or committee.

      Section 7. Meetings by Means of Conference Telephone. Members of the board of directors of the Corporation, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

      Section 8. Compensation. The board of directors shall have the authority to fix the compensation of directors. The directors may be paid their reasonable expenses, if any, of attendance at each meeting of the board of directors and may be paid a reasonable fixed sum for actual attendance at each meeting of the board of directors. Directors, as such, may receive a stated salary for their services. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


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      Section 9. Interested Directors. No contract or transaction between the
Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     Section 10. Corporate Books. The directors may keep the books of the Corporation outside the State of Delaware at such place or places as they may from time to time determine.

     Section 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 12. Resignation. Any director may resign at any time by sending a written notice of such resignation to the chairman of the board or the president of the Corporation. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.


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     Section 13. Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days or more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice of the date of the meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

      Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may establish such committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties and powers thereof.


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                                    ARTICLE V
                                    OFFICERS

      Section 1. Positions. The officers of the Corporation shall include a president, a secretary and a treasurer, each of whom shall be elected by the board of directors. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as the chief executive officer. The chief executive officer shall also serve as a director of the Corporation. The chairman of the board and the president may be the same person. The secretary and treasurer may be the same person. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require and may designate the chairman of the board of directors as an officer. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

      Section 2. Election. The board of directors at its first meeting held after the annual meeting of stockholders shall elect annually the officers of the Corporation who shall exercise such powers and perform such duties as shall be set forth in these bylaws and as determined from time to time by the board of directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors. The salaries of all officers of the Corporation shall be fixed by the board of directors.

      Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the president or any vice president, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The board of directors may, by resolution, from time to time confer like powers upon any other person or persons.


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                                   ARTICLE VI
                                      STOCK

      Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by (i) the president and (ii) the secretary or an assistant secretary of the Corporation, representing the number of shares registered in certificate form.

      Section 2. Signatures. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

      Section 3. Lost Certificates. The president or any vice president may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the president or any vice president may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as such officer may require and/or to give the Corporation a bond in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

      Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action for which the record date is established. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors.


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      Section 6. Registered Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise required by law.


                                   ARTICLE VII
                                     NOTICES

      Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

      Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

    Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting with the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any other waiver of notice unless so required by the Certificate of Incorporation or these bylaws.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware, may be declared by the board of directors at any regular or special meeting, and may be paid in case, in property, or in shares of capital stock of the Corporation. Subject to the provisions of the General Corporation Law of the State of Delaware, such dividends may be paid either out of surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.


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      Section 2. Disbursements. All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

      Section 3. Fiscal Year. The fiscal year of the Corporation shall be June
30.

      Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                   ARTICLE IX
                                 INDEMNIFICATION

      Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, trustee or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, and any appeal therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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

      Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, trustee or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination (as set forth in Section 3 of this Article IX) that despite the adjudication of liability or the settlement, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

      Section 3. Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because such director, officer, trustee, employee or agent has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX and, if applicable, is fairly and reasonably entitled to indemnity as set forth in the proviso in Section 2 of this Article IX, as the case may be. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, trustee, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. No director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire board of directors.


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

      Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any association, partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Sections 1 or 2 of this Article IX, as the case may be.

      Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director, officer, trustee, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article IX, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire board of directors.

      Section 6. Expenses Payable in Advance. Expenses incurred in connection with a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee or agent to repay such amount if it shall be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

      Section 7. Contract, Non-exclusivity and Survival of Indemnification. The indemnification provided by this Article IX shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while this Article IX is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. Further, the indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any Certificate of Incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Section 3 of this Article IX concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Sections 1 and 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this
Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the law of the State of Delaware. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article IX.

      Section 9. Meaning of "Corporation" for Purposes of Article IX. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


                                    ARTICLE X
                                   AMENDMENTS

    The board of directors or the stockholders may from time to time amend the bylaws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. Such action by the stockholders shall require the affirmative vote of at least a majority of the total votes eligible to be voted at a duly constituted meeting of stockholders called for such purpose.


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